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                                                                    Exhibit 10.9


                           FORM OF SERVICES AGREEMENT

         This Agreement is made as of ______________, 1997 (this "Agreement") among VIJAY MALLYA, an individual ("Mallya"), UNITED BREWERIES LIMITED, a corporation organized under the laws of India ("UBL"), UB INTERNATIONAL LIMITED, a corporation organized under the laws of the United Kingdom ("UB International"), and UBICS, INC., a Delaware corporation ("UBICS" or the "Company"). UBL and UB International are referred to hereinafter individually as a "Provider" and collectively as the "Providers."

                                    PREAMBLE

         Providers, directly or through their affiliates (as defined in Section
12), engage in various business operations in various countries, and employ skilled individuals involved in the provision of administrative, support and other similar services ("Services"). UBICS wishes to utilize the offices and facilities of the Providers (and their affiliates) from time to time and to utilize the services of the Providers' employees (and their affiliates) from time to time upon the terms and conditions set forth herein. Therefore, the parties, intending to be legally bound hereby, agree as follows.

                                   AGREEMENT

         1.       Services; Use of Facilities.

                  (a) Mallya and each Provider agrees, and to cause each of their respective affiliates, to provide Services to UBICS on a non-exclusive basis upon request of UBICS from time to time, and UBICS agrees to accept such Services.

                  (b) In the event that UBICS should require a materially different level of Services from a Provider or any of its affiliates than that being provided under this Agreement, or in the event that UBICS should require a Provider or any of its affiliates to undertake special, limited duration projects that are outside the scope of the Services, UBICS shall consult with such Provider as to the required changes; provided, however, that in no event shall a Provider or any of its affiliates be required to undertake projects that would materially interfere with the conduct by such Provider or any of its affiliates of their normal business. Each Provider will use, and agrees to cause each of its affiliates to use, its best efforts to allocate or acquire the personnel required to provide any additional Services, provided that UBICS gives to such Provider reasonable written notice (which generally should not be less than 30 days) that an increase in Services will be required and specifying the type and level of such Services.

                  (c) In the event of any material reduction in the level of Services required from a Provider or its affiliates, UBICS agrees to give reasonable written notice (which generally should be at least 30 days notice) to such Provider or any of its affiliates of such proposed reduction, and to continue to pay for Services (whether or not utilized) in general conformity with historic levels until the end of such 30 day period. This 30 day period prior to any slowdown or reduction is intended to enable Provider or any of its affiliates to adjust its roster of employees, and to give any notice to any employees who must be terminated as a result of such Provider or any of its affiliates ceasing to provide such Services to UBICS as required by law, industry, or custom. Any change to the scope or level of the Services shall be reflected by a corresponding change to the compensation for the Services.


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                  (d) From time to time upon reasonable prior written notice to a Provider or any of its affiliates, each Provider agrees to provide and to cause each of its affiliates to provide UBICS and its officers, employees, agents and representatives with access to and the use of a designated portion of any offices or other facilities of such Provider and any of its affiliates (collectively, the "Provider Facilities"). Each Provider shall permit and shall cause each of its affiliates to permit UBICS and its officers, employees, agents and representatives with access to its Provider Facilities on the same terms and conditions as such Provider, its affiliates and their employees. UBICS agrees that it shall, and shall use its best efforts to cause its employees, agents and representatives to, perform and observe all terms and conditions of any lease, or sublease or other contractual arrangement to which either Provider or their respective affiliates is a party with respect to the Provider Facilities.

                  (e) UBICS, Mallya and Providers agree that they each shall use their best efforts to comply with all applicable laws and regulations in performing this Agreement.

         2.       Compensation.

                  (a) Payment for Services provided to UBICS and for Provider Facilities used by UBICS during a given calendar month shall be made by UBICS to each Provider or its affiliates against invoices delivered to UBICS on or before the 15th day of the following month. Any delay in the delivery of such invoices shall entitle UBICS to defer, on a day-by-day basis, the due date of its payments hereunder. All payments not made within the time specified on the invoice shall bear interest at the Prime Rate of interest announced from time to time by PNC Bank, National Association, Pittsburgh, Pennsylvania. The terms of all such invoices shall require payment within 30 days of the date that the invoice is received by UBICS, unless otherwise agreed to by the parties.

                  (b) Compensation for Services shall be based upon rates to be agreed upon by UBICS and each Provider or any of its affiliates at the time Services are to be provided, which compensation shall in each case be fair and reasonable on terms no less favorable to UBICS than those which would be made to non-affiliated parties and based on the estimated costs, including a reasonable allocation of direct and indirect overhead costs, incurred by such Provider or any of its affiliates in providing the Services. The parties hereto agree to review periodically (but in any event at least every six months during the term of this Agreement) such compensation and negotiate in good faith to adjust such compensation to reflect any changes in the amount or nature of such Services required by UBICS, as provided above, and any changes in the cost to Provider or any of its affiliates of providing such Services.

                  (c) Compensation for the use of Provider Facilities shall be an amount equal to a pro rata share of the Provider's or any of its affiliates' aggregate costs (including rental, taxes, utilities and other similar operating expenses and costs) with respect to the portion of the Facility assigned to or used by UBICS, with such proration reflecting the number of days each month such portion of the Provider Facility is actually used by UBICS and its employees, agents and representatives.

         3. Independent Contractor. The parties agree that the personnel of each Provider or any of its affiliates whose services are provided to UBICS under this Agreement are not, and shall not be, employees of UBICS. Each Provider or any of its affiliates is an independent contractor, and its personnel are employees of such Provider and its affiliates.

         4. Reports. Each Provider and its affiliates shall report to UBICS in the manner, at the times, and in the detail as may be agreed upon by such Provider, its affiliates and UBICS with respect to the Services and the Facilities.

         5. Standards. Each Provider agrees and to cause each of its affiliates to use its best efforts to provide UBICS with effective and quality Services.

         6. Mallya and the Providers each agree that they shall use their best efforts to cause each entity which they control, including their respective affiliates, to perform their obligations under this Agreement.


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         7.       UB Group Name. Each Provider agrees and to cause each of its affiliates, to grant UBICS the right to use the name "UB Group" in all countries and subdivisions thereof in which any Provider Facilities are located to the same extent as each Provider and any of its affiliates has such right, and each Provider hereby grants and agrees to cause each of its affiliates, to grant UBICS a non-exclusive license to use the name "UB Group" to such extent. UBICS agrees that it will exercise reasonable care in its use of the name "UB Group."

         8. Books and Records. Each Provider shall, and shall cause each of its affiliates, to maintain the books and records of its activities in connection with this Agreement at its principal place of business, and such books and records shall be available for inspection by UBICS during regular business hours for the sole purpose of determining the reasonableness and accuracy of all invoices submitted by each Provider and any of its affiliates to UBICS for the Services and the use of the Provider Facilities. UBICS acknowledges that such books and records are the confidential and private property of each Provider and any of its affiliates and all information contained therein shall be maintained as such by UBICS, its accountants, agents, and employees, or any other person receiving such information through UBICS.

         9. Indemnification. UBICS shall indemnify and hold harmless each Provider, any of their affiliates and their respective officers and directors, from and against any and all claims, demands, expenses (including reasonable attorneys' fees), actions, losses, costs, and any and all other liability ("Claims") arising from each Provider's or any of their affiliates' performance of the Services or use of such Provider's or any of their affiliates' facilities by UBICS or its officers, employees, agents or representatives under this Agreement or from a violation by UBICS of its covenant in Section 7 with respect to use of the UB Group name except Claims which result from the negligence, reckless or intentional misconduct of such Provider or any of its affiliates.

         10. Term. This Agreement shall become effective on _____________ and shall continue until terminated pursuant to Paragraph 10 hereof.

         11. Termination. Either party may terminate this Agreement upon thirty days' written notice to the other party on or after the ____________ anniversary of the effective date hereof; provided, however, that the provisions of Section 7 shall terminate upon the occurrence of a Change in Control (as defined in Section 12) of the Company.

         12. Certain Definitions. As used herein, the following definitions shall apply:

                  (a) An "affiliate" of a person or entity shall have the meaning ascribed to such term for purposes of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") and includes any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common Control with, the person or entity specified.

                  (b) The term "control" (including the terms "controlling, "controlled by" and "under common control with") shall have the meaning ascribed to such term for purposes of Rule 405 under the Securities Act, and includes the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.


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                  (c) "Change in Control" shall mean any of the following
events:

            (i) any individual, corporation, partnership, association, trust or other entity (other than Mallya or an affiliate of Mallya) becomes the beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934), directly or indirectly, of securities of UBICS representing 50% or more of the combined voting power of the then outstanding voting securities of UBICS;

            (ii) consummation of an agreement by UBICS to consolidate or merge with any other entity pursuant to which UBICS will not be the continuing or surviving corporation or pursuant to which shares of the common stock of UBICS would be converted into cash, securities or other property, other than a merger of UBICS in which holders of the common stock of the surviving corporation immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger;

            (iii) consummation of an agreement of UBICS to sell, lease, exchange or otherwise transfer in one transaction or a series of related transactions substantially all the assets of UBICS;

            (iv) consummation of any plan or proposal adopted by UBICS for a complete or partial liquidation or dissolution of UBICS; or

            (v) consummation of an agreement to sell more than 50% of the outstanding voting securities of UBICS in one or a series of related transactions other than an initial public offering of voting securities registered with the Securities and Exchange Commission.

         13.      Miscellaneous.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

                  (b) If any term of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby.

                  (c) This Agreement shall not be waived, changed or discharged, except by written agreement signed by the party against which enforcement is sought.

                  (d) This Agreement is executed in and shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                  (e) No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

                  (f) This Agreement may be executed in any number of counterparts all of which shall be considered one and the same Agreement.


                  (g) This Agreement embodies the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous, oral or written, understandings, negotiations, or communications by or on behalf of the parties.

                  (h) This Agreement may not be assigned by either party without the prior written consent of the other party.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to executed as of the date first written above.

                                        PROVIDERS:

                                        UNITED BREWERIES LIMITED

                                        By
                                           -----------------------
                                        Name
                                             ---------------------
                                        Title
                                              --------------------

                                        UB INTERNATIONAL LIMITED

                                        By
                                           -----------------------
                                        Name
                                             ---------------------
                                        Title
                                              --------------------


                                        --------------------------
                                        VIJAY MALLYA


                                        COMPANY:

                                        UBICS, INC.

                                        By
                                           -----------------------
                                        Name
                                             ---------------------
                                        Title
                                              --------------------


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